UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (l7 CFR 240-14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 1.01 Entries Into a Material Definitive Agreement.
On March 28, 2008, The McClatchy Company, a Delaware corporation ("McClatchy" or the "Company") entered into an agreement with Bank of America, N.A., as Administrative Agent, to amend the Credit Agreement dated June 27, 2006 (the "Credit Agreement") by and among McClatchy and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and other lenders thereto (the "Amendment").

Pursuant to the Amendment the Company’s interest rates have been increased 50 to 75 basis points based on its total leverage ratio whenever the ratio is greater than 4:00 to 1:00. In the report on Form 8-k previously filed on March 31, 2008, the description incorrectly indicated that pursuant to the Amendment the Company’s interest rates have been increased 25 to 50 basis points based on its total leverage ratio whenever the ratio is greater than 4:00 to 1:00.   Additional details are included in the Amendment.

Except as provided in the Amendment and prior amendments, all other provisions of the Credit Agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 31, 2008.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2008	The McClatchy Company

/s/ Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer